Exhibit 3.2

FOURTH AMENDED AND RESTATED
BYLAWS
of
LEONARDO DRS, INC.
(hereinafter, the “Corporation”)
(adopted as of November 28, 2022)

ARTICLE I
OFFICES
Section 1.    Registered Office. The registered office of the Corporation in the State of Delaware, as set forth in the Corporation’s Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”), shall be established and maintained initially at 251 Little Falls Drive, Wilmington, County of New Castle, Delaware. The name of the registered agent of the Corporation at such address is Corporation Service Company.
Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 1.    Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.    Annual Meetings. The annual meeting of stockholders shall be on an annual basis, at such date, time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof, at which meeting the stockholders shall elect a Board of Directors by a plurality vote, and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel the annual meeting of stockholders previously scheduled by the Board of Directors.
Section 3.    Special Meetings. Special meetings of stockholders, for any purpose or purposes, shall be called as provided in the Amended and Restated Certificate of Incorporation.
Section 4.    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, written notice of an annual meeting or special meeting stating the place, date, and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than twenty days before the date of the meeting to each stockholder entitled to vote at such meeting.
Section 5.    Quorum. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
Section 6.    Voting. Except as otherwise required by applicable law or as otherwise provided in these Bylaws or the Amended and Restated Certificate of Incorporation, any questions brought before any meeting of stockholders shall be decided by a majority vote of the number of shares entitled to vote, present in person or represented by proxy. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.
Section 7.    Action by Consent.
(a)    During the longer of (x) the period (the “Effective Proxy Period”) in which the Corporation operates under the Proxy Agreement (as such agreement may be as amended, restated, modified or supplemented from time to time, the “Proxy Agreement”) by and between the Corporation, the proxy holders named therein and their appointed successors (the “Proxy Holders”), Leonardo US Holding, Inc. (“US Holding”), Leonardo – Societa per azioni (“Leonardo S.p.A.”) and the United States Department of Defense, as amended, restated, modified or supplemented from time to time (“DoD”), and (y) the period (the “Reporting Period) during which Leonardo S.p.A. is required under International Financial Reporting Standards, as adopted by the European Union, to consolidate the financial statements of the Corporation with its financial results, and continuing until such time as Leonardo S.p.A. has published its audited annual financial statements for the last period during which such consolidation applies, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
(b)    After the termination of the Effective Proxy Period and the Reporting Period, any action required or permitted to be taken at any annual meeting or special meeting of stockholders must be effected at a duly called annual meeting or special meeting of the stockholders and may not be taken by written consent of the stockholders.
Section 8.    Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.
(a)    (i)  At any annual meeting of stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election or re-election to the Board of Directors or other business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; (C) as provided in the Proxy Agreement; or (D) otherwise properly brought before the meeting by a stockholder in accordance with clauses (ii), (iii) and (iv) of this Section 8(a) (this clause (D) being the exclusive means for a stockholder to bring nominations or other business before an annual meeting of stockholders, other than business properly included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The provisions of this Section 8(a) and the following Section 8(b) apply to all nominations of persons for election to the Board of Directors and other business proposed to be brought before a meeting.
(ii) For nominations of any person for election or re-election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, which notice must also fulfill the requirements of clause (iii) of this Section 8(a); (B) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 8(a) is delivered to the Corporation and must be entitled to vote at the meeting.
(iii) To be considered timely notice, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is advanced by more than thirty (30) days before or delayed by more than sixty (60) days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary not later than the later of (x) the close of business on the ninetieth (90th) day prior to the meeting and (y) the close of business on the tenth (10th) day following the day on which a public announcement of the date of the meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting or of a new record date for an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, the questionnaire, representation and agreement required by the following Section 8(b) must also be delivered with and at the same time as such notice):
(A) as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in accordance with Regulation 14A under the Exchange Act, whether in a solicitation of proxies for the election of directors in an election contest or otherwise, and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors and publicly available (whether on the Corporation’s website or otherwise) as of the date of such notice; (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (3) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;
(B) as to any other business the stockholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business, and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;
(C) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made (each, a “Party”), (1) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books and records); (2) the class or series and number of shares of stock or other securities of the Corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates); (3) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement) to which such Party or any of its affiliates or associates and/or any others acting in concert with any of the foregoing is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock or other securities of the Corporation or (y) the effect or intent of which is to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of any such person with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”), specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement; (4) a description of any proxy, agreement, arrangement, understanding or relationship between or among such Parties, any of their respective affiliates or associates, and/or any others acting in concert with any of the foregoing with respect to the nomination or proposal and/or the voting, directly or indirectly, of any shares or any other security of the

Corporation; (5) any rights to dividends on the shares of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership or limited liability company in which such Party is a general partner or managing member or, directly or indirectly, beneficially owns an interest in a general partner or managing member; (7) any performance-related fees that such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (8) a representation that the stockholder is a holder of record of stock of the Corporation at the time of the giving of the notice, is entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; and (9) a representation as to whether such Party intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; (10) any other information relating to such Party required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14(a) of the Exchange Act; and (11) a certification regarding whether such Party has complied with all federal, state and other legal requirements in connection with such Party’s acquisition of shares of capital stock or other securities of the Corporation; and
(D) an undertaking by each Party to notify the Corporation in writing of any change in the information previously disclosed pursuant to clauses (A), (B) and (C) of this Section 8(a)(iii) as of the record date for determining stockholders entitled to receive notice of such meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, by written notice received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days following such record date and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof, and thereafter by written notice so given and received within two (2) business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date).
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such nominee under the Exchange Act and the rules or regulations of any stock exchange applicable to the Corporation. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.
(iv) Notwithstanding anything in clause (iii) of this Section 8(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 8(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clause (iii) of this Section 8(a)).
(b)    To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation or to serve as a director of the Corporation, a potential nominee must deliver (not later than the deadline prescribed for delivery of notice under clause (iii) or (iv), as applicable, of Section 8(a)) to the Secretary of the Corporation a written questionnaire with respect to the background and qualifications of such potential nominee and, if applicable, the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that, among other matters, such potential nominee or other person: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such questionnaire; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; and (iii) in such potential nominee’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement.
(c)    Only such business shall be conducted at a special meeting of stockholders as (A) has been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; or (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, (i) by or at the direction of the Board of Directors or any committee thereof, (ii) as provided in the Proxy Agreement and (iii) so long as the person requesting the special meeting pursuant to Article SIXTH of the Amended and Restated Certificate of Incorporation) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 8(a)(iii) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in Sections 8(a)(iii) and 8(b) as if such requirements referred to such special meeting; provided, however, that to be considered timely notice under this clause (c), a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement of the date of such special meeting was first made. This clause (c) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).
(d)    Only such persons who are nominated for election or re-election as a director of the Corporation in accordance with the procedures, and who meet the other qualifications, set forth in these Bylaws shall be eligible to stand for election as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws.
(e)    Without limiting the applicability of the foregoing provisions of this Section 8, a stockholder who seeks to have any proposal or potential nominee included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Except for the immediately preceding sentence, nothing in this Section 8 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of any outstanding class or series of Preferred Stock, voting as a class separately from the holders of common stock, to elect directors pursuant to any certificate of designation of such series of Preferred Stock or the Amended and Restated Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.
(f)    Notwithstanding this Section 8, during the longer of the Effective Proxy Period and the Reporting Period, business conducted at an annual or special meeting of stockholders at the request of Leonardo S.p.A. or its affiliates, including US Holding, shall not be subject to the notice provisions set forth in paragraphs (a)(ii), (a)(iii), (a)(iv), (b), (c) or (d) of this Section 8.
(g)    For purposes of this Section 8, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or that is generally available on internet news sites or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ARTICLE III
DIRECTORS
Section 1.    Number and Election of Directors. (a) The number of directors that shall constitute the Board of Directors shall be not less than one or more than ten. The number of directors shall be determined by the Board of Directors, and shall be increased or decreased within the limits specified above, provided that during the Effective Proxy Period, the number of directors shall be determined in accordance with the terms of the Proxy Agreement. Except as provided in Section 2 of this Article, or during the Effective Proxy Period, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. During the Effective Proxy Period, the election, resignation and removal of directors shall be governed by the terms of the Proxy Agreement.
(b)    During the Effective Proxy Period, the Board of Directors, through the Nominating and Governance Committee of the Board of Directors, a majority of which shall be comprised of Proxy Holders, will nominate five (5) Proxy Holders and the four Non-Proxy Holder Director Nominees identified pursuant to the following sentence for election as directors (the “Proxy Holder Directors”) at any meeting of the stockholders of the Corporation at which directors are to be elected (an “Election Meeting”). In accordance with these Bylaws and the Proxy Agreement, the Nominating and Governance Committee, by majority vote and in its sole discretion, shall, from among the relevant candidates proposed by US Holding after reasonable consultation by US Holding with the Nominating and Governance Committee (the “Non-Proxy Holder Director Nominees”), select the Chief Executive Officer and designate three (3) additional individuals, each of whom to be recommended to the Board for nomination for election as directors at each Election Meeting. If any Non-Proxy Holder Director Nominee has a prior or existing contractual, financial or employment relationship with Leonardo S.p.A. such that the Non- Proxy Holder Director Nominee would not qualify as an “Independent Director”, prior approval by the Defense Counterintelligence and Security Agency (“DCSA”) shall be required.
Section 2.    Vacancies. (a) In the event of any vacancy on the Board of Directors, however occurring, including vacancies resulting from an enlargement of the Board of Directors, subject to Section 2(b) of this Article, such vacancy shall be filled promptly only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director.
(b)    During the Effective Proxy Period, (i) notice of any vacancy on the Board of Directors, however occurring, shall also be given to DCSA and, (ii) upon receipt of DCSA’s approval of the proposed nominee, (A) vacancies of Proxy Holder Directors shall be filled by the new Proxy Holder appointed to take such Proxy Holder's place in accordance with the Proxy agreement and (B) vacancies of Non-Proxy Holder Directors shall be filled by a majority vote of the Proxy Holders in accordance with the procedures set forth in the Proxy Agreement. A vacancy shall not continue for a period of more than ninety (90) days after a director’s resignation, death, disability or removal unless DCSA is notified of the delay.
Section 3.    Committees in General.
(a)    The Board of Directors may designate one or more committees, which committees shall, to the extent provided in the resolution of the Board of Directors establishing such a committee, have all authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the General Corporation Law of the State of Delaware. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.
(b)    The members of each committee shall be selected by the Board of Directors. Each member of any committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy on such committee or otherwise) shall hold office as a committee member until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, or resignation or removal from the committee.
Section 4.    Government Security Committee. (a) During the Effective Proxy Period and in accordance with the provisions of the Proxy Agreement, there shall be established a permanent committee, to be known as the Government Security Committee (“GSC”), to ensure that the Corporation maintains policies and procedures to safeguard the classified information and controlled unclassified information in the possession of the Corporation and to ensure that the Corporation complies with the DoD Security Agreement (DD Form 441), the Proxy Agreement, appropriate contract provisions regarding security, United States Government export control laws and the National Industrial Security Program.
(b)    The members of the GSC shall include such members as required by the Proxy Agreement. The members of the GSC shall exercise their best efforts to ensure the implementation within the Corporation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information called for by the Proxy Agreement.
(c)    The members of the GSC shall designate one GSC member to serve as Chairman of the GSC. If the Chairman is absent from a meeting where a quorum (as defined in Section 9 of this Article III) is otherwise present, the attending members of the GSC shall designate any other Proxy Holder Director who is present at the meeting to serve as temporary chairman of the meeting. The Chairman of the GSC shall designate a member of the GSC to be Secretary of the GSC, whose responsibilities shall include ensuring that all records, journals and minutes of GSC meetings and other documents sent to or received by the GSC are prepared and retained for inspection by DCSA.
(d)    The Chairman of the GSC shall provide, to the extent authorized by the Proxy Agreement, for regular meetings of the GSC. Discussions of classified and controlled unclassified information by the GSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the GSC.
Section 5.    Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the provisions of the Proxy Agreement (during the Effective Proxy Period), the Amended and Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised, done, approved or consented to by the stockholders, or to the extent applicable, Proxy Holder Directors (during the Effective Proxy Period). During the Effective Proxy Period, without the prior written consent of the holder(s) of a majority of the outstanding shares of Common Stock, the Corporation shall not initiate action to terminate the Proxy Agreement in accordance with its terms.
Section 6.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix, and as shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article III and Section 1 of Article VI. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.
Section 7.    Special Meetings. Special meetings of the Board of Directors may be called by (a) the Chairman of the Board, (b) two or more directors of the Corporation, (c) the Chief Executive Officer, if one has been elected, or (d) the holder(s) of at least one-third of the outstanding shares of Common Stock.
Section 8.    Notice of Meetings. (a) Notice of each regular and special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided in this Section 10 and Section 1 of Article VI, in which notice shall be stated the date, time, place of the meeting and the purpose or purposes for which the meeting is called. The notice shall be given not less than 14 days before the date of the meeting to each director entitled to vote at such meeting.
(b)    Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 9.    Quorum: Board Action. (a) No action may be taken by the Board of Directors, or any committee thereof, in the absence of a quorum. A majority of the Board of Directors shall be necessary to constitute a quorum. With respect to all standing committees of the Board of Directors, including the Compensation Committee and the Government Security Committee, a majority of each such committee shall be necessary to constitute a quorum. Except as otherwise expressly required by statute or the provisions of the Proxy Agreement (during the Effective Proxy Period), the Amended and Restated Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present, shall be the act of the Board of Directors, and the act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. During the Effective Proxy Period, the Board of Directors shall not approve any amendment, alteration or repeal of any provision of the Amended and Restated Certificate of Incorporation that would be contrary to or inconsistent with the then-applicable terms of the Proxy Agreement.
(b)    In the absence of a quorum at any meeting of the Board of Directors or any committee thereof, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the date, time and place of any such adjourned meeting shall be given to all of the directors unless such date, time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, only any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board or a committee and the individual directors shall have no power as such.
Section 10.    Actions of Board. Unless otherwise provided by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or electronic transmission.
Section 11.    Participation Other Than in Person. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a Board of Directors or committee meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at the meeting.
Section 12.    Chairman of the Board. The Board of Directors shall elect a Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and, during the Effective Proxy Period, a resident citizen of the United States who has, or is eligible to possess, a DoD personnel security clearance at the level of the Corporation’s facility security clearance. If present, the Chairman shall preside at each meeting of the Board of Directors or the stockholders. The Chairman shall perform such duties as may from time to time be assigned by the Board of Directors.
Section 13.    Organization. At each meeting of the Board of Directors, the Chairman of the Board (or, in the Chairman’s absence, another director, chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in the Secretary’s absence, any person appointed by the Chairman of the Board, shall act as secretary of the meeting and keep the minutes thereof.
Section 14.    Compensation. The Board of Directors shall determine the compensation of directors for their services as directors, provided that during the Effective Proxy Period, the compensation for the Proxy Holder Directors shall be determined in accordance with the provisions of the Proxy Agreement. The Corporation shall reimburse the reasonable expenses incurred by all members of the Board of Directors in connection with attendance at meetings of the Board of Directors and of any committee on which such member serves; provided that the foregoing shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 15.    Removal. (a) Except as set forth in Section 15(b) of this Article or the Amended and Restated Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
(b)    During the Effective Proxy Period, Directors shall be removed only in accordance with the provisions set forth in the Proxy Agreement.
Section 16.    Reliance on Accounts and Reports. etc. A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE IV
OFFICERS
Section 1.    Officers.
(a)    The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, and such other additional officers with such titles as the Board of Directors or Chief Executive Officer shall determine from time to time. In addition, such appointed officers may appoint subordinate officers or agents with delegated authorities and duties.
(b)    The officers of the Corporation elected by the Board of Directors shall serve at the pleasure of the Board of Directors and the officers of the Corporation appointed by the Chief Executive Officer shall serve at the pleasure of the Chief Executive Officer. Officers and agents appointed pursuant to delegated authority as provided in Section l(a) of this Article shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.
(c)    Any officer elected or appointed by the Board of Directors may be removed only by the Board of Directors, and the Board of Directors may take such action with or without cause. Any officer elected or appointed by the Chief Executive Officer may be removed by the Chief Executive Officer, and the Chief Executive Officer may take such action with or without cause. Any officer granted the power to appoint subordinate officers and agents as provided in Section 1(a) of this Article may remove any subordinate officer or agent appointed by such officer with or without cause. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors or by the Chief Executive Officer or by the officer, if any, who appointed the person formerly holding such office. During the Effective Proxy Period, key management personnel shall be resident citizens of the United States who have, or are eligible to have, DoD personnel security clearances at the level of the Corporation’s facility security clearance.
(d)    An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (i) as may be required by law, (ii) as are specified in these Bylaws, (iii) to the extent not inconsistent with law or these Bylaws, as may be specified by resolution of the Board of Directors or in the appointment decision or directive of the Chief Executive Officer and (iv) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section l(a) of this Article.
(e)    Notwithstanding the foregoing provisions of this Section 1, during the Effective Proxy Period the appointment, removal and replacement of the Chief Executive Officer shall comply with the applicable provisions of the Proxy Agreement.
Section 2.    Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer to serve at the pleasure of the Board of Directors. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board of Directors.
Section 3.    President. The President shall perform all duties and have all powers that are commonly incident to such office or that are delegated to such officer by the Board of Directors or the Chief Executive Officer.
Section 4.    Chief Financial Officer. The Chief Financial Officer shall perform all duties and have all powers that are commonly incident to such office or that are delegated to such officer by the Board of Directors or the Chief Executive Officer.
Section 5.    Chief Operating Officer. The Chief Operating Officer shall perform all duties and have all powers that are commonly incident to such office or that are delegated to such officer by the Board of Directors or the Chief Executive Officer.

Section 6.    Treasurer. The Treasurer shall perform all duties and have all powers that are commonly incident to such office or that are delegated to such officer by the Board of Directors or the Chief Executive Officer.
Section 7.    Secretary. The Secretary shall perform all duties and have all powers that are commonly incident to such office or that are delegated to such officer by the Board of Directors or the Chief Executive Officer.
ARTICLE V
STOCK CERTIFICATES AND THEIR TRANSFER
Section 1.    Stock Certificates. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the appropriate officers of the Corporation, certifying the number and class of shares owned by such holder. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, stolen, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the Corporation as the Board of Directors may prescribe.
Section 2.    Registered Stockholders. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
Section 3.    Transfers of Stock. Transfer of shares of stock of the Corporation shall be made in accordance with the Uniform Commercial Code and the General Corporation Law of the State of Delaware (the “DGCL”). Transfers of stock represented by certificates shall be made on the books of the Corporation only by direction of the person named in the stock certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor accompanied by a written assignment of the shares evidenced thereby, which certificate shall be cancelled before any new certificate is issued. Shares that are not represented by a certificate shall be transferred in accordance with applicable law.
Section 4.    Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. If any certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 5.    Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
Section 6.    Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or, unless prohibited by the Amended and Restated Certificate of Incorporation, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which date shall be permitted record date under the DGCL with respect to such meeting or action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 7.    Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person’s ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, unless waived by an authorized officer of the Corporation, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.
ARTICLE VI
NOTICES
Section 1.    Notices. Whenever written notice is required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the

Corporation, with postage thereon prepaid, and such notice shall be deemed to be given (i) two business days after the time when the same shall be deposited in the United States mail for an addressee in the United States, and (ii) five business days after the time when the same shall be deposited in the United States mail for an international addressee. Written notice may also be given personally or by electronic mail, telegram, telex, cable or other similar means, and such notice shall be deemed to be given on the date such notice is given personally or on the date such electronic mail, telegram, telex, cable or other similar transmission is sent.
Section 2.    Waivers of Notice. Whenever any notice is required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
INDEMNIFICATION
Section 1.    Right to Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party, or is threatened to be made a party, to any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that (a) he or she is or was a director or officer of the Corporation or (b) he or she is or was serving at the request of the Board of Directors or an officer of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (any person described in clause (a) or (b) of this sentence, an “indemnitee”), against all expense, liability, and loss (including attorneys’ fees, costs and charges, judgments, fines, ERISA excise taxes or penalties, penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. Notwithstanding anything in this Article VII to the contrary, except with respect to proceedings to enforce rights to indemnification or advancement, the Corporation shall indemnify and/or provide advancement of expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Corporation.
Section 2.    Advancement of Expenses. The Corporation shall to the fullest extent permitted by law, advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under Section 1 of this Article.

Section 3.    Burden of Proof.
(a)    In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 1 of this Article, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.
(b)    In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 2 of this Article, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 2 of this Article.
Section 4.    Non-exclusivity of Rights.
(a)    The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Amended and Restated Certificate of Incorporation, these Bylaws, agreement, or otherwise.
(b)    The Corporation may maintain insurance, at its expense, to protect itself and any past or present director or officer of the Corporation or any person who is or was serving at the request of the Board of Directors or an officer of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL
Section 5.    Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII or any amendment, alteration or repeal of the DGCL or any other applicable laws that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
Section 6.    Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees),judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.    Delegation. Subject to the provisions of applicable law, including the DGCL, the Board of Directors, by resolution, may authorize one or more officers of the Corporation to act for and on behalf of the Corporation in all matters relating to indemnification and/or advancement of expenses as contemplated by this Article VII within any such limits as may be specified from time to time by the Board of Directors.
ARTICLE VIII
GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation and the Proxy Agreement (during the Effective Proxy Period), may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.    Fiscal Year. Subject to the provisions of the Proxy Agreement (during the Effective Proxy Period), the fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 3.    Requirements of Leonardo Group. During the Effective Proxy Period and subject at all times to the responsibility to ensure compliance by the Corporation with applicable U.S. National Industrial Security Program Operating Manual requirements and the Proxy Agreement, the Directors shall seek to protect the legitimate economic interests of the Corporation’s stockholders and, whether in their capacity as Proxy Holders or members of the Board of Directors, act in a manner consistent with their fiduciary duties.
Section 4.    Inconsistencies with the Proxy Agreement. If, during the Effective Proxy Period, any provision of these Bylaws is found to be inconsistent with any provision of the Proxy Agreement, the terms of the Proxy Agreement shall control.
Section 5.    Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.
ARTICLE IX
AMENDMENTS
Subject to the provisions of the Amended and Restated Certificate of Incorporation, these Bylaws may be amended, altered or repealed or new bylaws adopted (a) by the affirmative vote of a majority of the Board of Directors, or (b) by the affirmative vote of the holders of (x) prior to the earlier of the termination of the Reporting Period and the termination of the Effective Proxy Period, at least a majority of the outstanding shares of Common Stock and (y) thereafter, at least 66 2⁄3% of the outstanding shares of Common Stock, in each case then entitled to vote at any annual or special meeting of the stockholders of the Corporation.